SCHEDULE 14C INFORMATION
INFORMATION STATEMENT PURSUANT TO SECTION 14(C) OF THE
SECURITIES EXCHANGE ACT OF 1934
(AMENDMENT NO.)

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NATIONWIDE VARIABLE INSURANCE TRUST
(NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

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NATIONWIDE VARIABLE INSURANCE TRUST
1000 Continental Drive, Suite 400
King of Prussia, Pennsylvania 19406
(800) 848-6331

June 12, 2013

Dear Shareholder:

The enclosed Information Statement details a recent subadviser change relating to the NVIT Real Estate Fund (the “Fund”), a series of Nationwide Variable Insurance Trust (the “Trust”).

Specifically, the Board of Trustees of the Trust (the “Board”) has approved the selection of Brookfield Investment Management Inc. (“Brookfield”) to serve as a new subadviser to the Fund.  At the same time, the Board approved the termination of Morgan Stanley Investment Management Inc. (“MSIM”) as a subadviser to the Fund.  These changes became effective on April 1, 2013.  The Trust has received an exemptive order from the U.S. Securities and Exchange Commission that allows certain subadviser changes to be made without shareholder approval (the “Manager of Managers Order”).  The Manager of Managers Order instead requires that this Information Statement be sent to you.  The full information statement will also be available on the Fund’s website at http://www.nationwide.com/mutualfundsshareholdernews until September 30, 2013.  A paper or email copy of the full information statement may be obtained, without charge, by contacting the Fund at (855) 325-6669.

The Board approved the appointment of Brookfield as a subadviser to the Fund upon the recommendation of Nationwide Fund Advisors (“NFA”), the investment adviser to the Fund.  This recommendation was based on several factors, including:

•	MSIM’s continuing underperformance relative to its benchmark and peer group;
•	Brookfield’s adaptable investment process, internal resources, and consistent positive historic investment performance; and
•	The experience, consistent leadership, and depth of knowledge and capability of Brookfield’s investment personnel who would manage the Fund.

Please read the enclosed Information Statement for additional information.

We look forward to continuing to serve you and the Fund in the future.

Sincerely,

/s/Eric E. Miller
Eric E. Miller
Secretary, Nationwide Variable Insurance Trust

NATIONWIDE VARIABLE INSURANCE TRUST
1000 Continental Drive, Suite 400
King of Prussia, Pennsylvania 19406
 (800) 848-6331

INFORMATION STATEMENT

The Board of Trustees (the “Board”) of Nationwide Variable Insurance Trust (the “Trust”) is furnishing this Information Statement with respect to the NVIT Real Estate Fund (the “Fund”), a series of the Trust.  All owners (“Contract Owners”) of variable annuity contracts or variable life insurance policies (“variable contracts”) who, as of the date hereof, had selected the Fund as an underlying investment option within their variable contract will receive this Information Statement.  This Information Statement will be sent to Contract Owners on or about June 28, 2013.  The Information Statement is also available online at www.nationwide.com/mutualfundsshareholdernews.  The Trust has received an exemptive order (the “Manager of Managers Order”) from the U.S. Securities and Exchange Commission (the “SEC”), which permits Nationwide Fund Advisors (“NFA”), the Fund’s investment adviser, to hire new subadvisers that are unaffiliated with NFA, to terminate subadvisory relationships, and to make changes to existing subadvisory agreements with the approval of the Board, but without obtaining shareholder approval provided, among other things, that the Fund sends to its respective shareholders (or, in this case, the Contract Owners who have selected the Fund as an underlying investment option) an information statement describing any new subadviser within 90 days of hiring such subadviser.

WE ARE NOT ASKING YOU FOR A PROXY OR VOTING INSTRUCTIONS AND
WE REQUEST THAT YOU NOT SEND US A PROXY OR VOTING INSTRUCTIONS.

INTRODUCTION

The Fund is an investment portfolio or series of the Trust.  The Trust, on behalf of the Fund, has entered into an Investment Advisory Agreement with NFA.  Pursuant to the Investment Advisory Agreement, NFA may select one or more subadvisers for the Fund and supervises the Fund’s daily business affairs, subject to the supervision and direction of the Board.  NFA selects subadviser(s) it believes will provide the Fund with high quality investment management services consistent with the Fund’s investment objective.  NFA is responsible for the overall monitoring of the Fund’s subadviser(s).

The NVIT Real Estate Fund commenced operations in March 2008, and the Fund has been managed by Morgan Stanley Investment Management Inc. (“MSIM”) since inception.  As a result of the change described in this Information Statement, the Fund now is subadvised by Brookfield Investment Management Inc. (“Brookfield”).

Brookfield is independent of NFA and discharges its responsibilities subject to the oversight and supervision of NFA and the Board.  Brookfield is paid by NFA from the fees NFA receives from the Fund.  In accordance with procedures adopted by the Board, the subadviser of the Fund may effect portfolio transactions through an affiliated broker-dealer that receives brokerage commissions in connection therewith as permitted by applicable law.

The purpose of this Information Statement is to report the selection of Brookfield, located at Brookfield Place, 250 Vesey Street, New York, New York 10281, as the Fund’s new subadviser.  Brookfield began serving as the Fund’s subadviser on April 1, 2013, following action taken by the Board on March 14, 2013 to approve Brookfield as subadviser.  The decision by the Board to approve Brookfield as subadviser, as well as other important information, is described in more detail below.

RECOMMENDATION TO APPROVE SUBADVISER

As part of NFA’s duties to select and supervise the Fund’s subadviser(s), NFA is responsible for communicating performance expectations to, and evaluating the performance of, a subadviser and recommending to the Board whether new subadvisers should be hired or whether a subadviser’s contract with the Trust should be renewed, modified, or terminated.  NFA periodically provides written reports to the Board describing the results of its evaluation and monitoring functions.

The Fund’s investment objective is to seek current income and long-term capital appreciation. Under normal conditions, the Fund invests at least 80% of its net assets in equity securities of real estate companies that are located in the United States.  Many of these real estate companies are real estate investment trusts (“REITs”).

MSIM employs an investment process that focuses extensively on bottom-up analysis, which, in NFA’s view, had produced over time substantial volatility in the Fund’s returns and extensive periods of underperformance.  In light of the performance, NFA determined that a different subadviser and process might be more appropriate to manage the Fund, and conducted a formal search for a single subadviser that would replace MSIM.

NFA employed a subadviser selection process that was driven by qualitative, quantitative, and risk-related criteria, including performance record, investment strategies, and strength and depth of management.  For those potential subadvisers that met the performance requirements, a number of other factors were applied, including the potential subadviser’s incorporation of some element of top-down analysis that adjusts model inputs depending on the market environment, and whether the potential subadviser could appropriately subadvise the Fund in accordance with its investment objective and principal investment strategies.  Discussions and on-site due diligence visits were then conducted with the potential subadvisers that met NFA’s qualitative, quantitative, and risk due diligence processes.

Brookfield

Of the potential subadvisers that were evaluated, NFA found Brookfield to be the most qualified and appropriate candidate to subadvise the Fund considering the results of a detailed due diligence process as well as the Fund’s investment objective and strategies.  Although Brookfield generally employs a bottom-up investment approach, its strategy takes into account macroeconomic factors.  Brookfield’s dynamic investment process uses a number of inputs adaptable to different market environments, contributing to a consistent positive return pattern.  The investment team includes experienced portfolio managers, consistent leadership, and a depth of knowledge and capability.  This investment team has the ability to leverage the resources available throughout Brookfield’s global platform and to collaborate with its other units.  Brookfield therefore represented the most attractive combination of performance, process, and resources of any of the candidates NFA examined.

Brookfield utilizes a fundamental, bottom-up, value-based selection methodology, taking into account short-term considerations, such as temporary market mispricing, and long-term considerations, such as values of assets and cash flows.  Brookfield seeks a balanced approach to investing, attempting to mitigate risk through diversification, credit analysis, economic analysis and review of sector and industry trends.  Brookfield uses proprietary research to select individual securities that it believes can add value from income and/or the potential for capital appreciation.  The proprietary research may include an assessment of a company’s general financial condition, its competitive positioning and management strength, industry characteristics, and other factors.  Brookfield may sell a security that becomes overvalued or no longer offers an attractive risk/reward profile.  A security may also be sold due to changes in portfolio strategy or cash flow needs.

Jason Baine and Bernhard Krieg, CFA, are jointly responsible for the day-to-day management of the NVIT Real Estate Fund, including selection of the Fund’s investments.  Mr. Baine is a Portfolio Manager across the firm’s U.S. and Global REIT strategies.  He oversees and contributes to the portfolio construction process, including execution of buy/sell decisions. Mr. Baine joined the firm in September 2001. Mr. Baine is a member of the National Association of Real Estate Investment Trusts (NAREIT) and has a Bachelor of Arts degree in Government and Economics from Georgetown University.

Mr. Krieg is a Portfolio Manager across the firm’s U.S. and Global REIT strategies.  He oversees and contributes to the portfolio construction process, including execution of buy/sell decisions.  Mr. Krieg joined the firm in April 2006 and has 14 years of industry experience.  Mr. Krieg received a Master’s degree in Land Economics and Real Estate from Texas A&M University and his undergraduate equivalent in Business Administration and Civil Engineering from the Technical University in Dresden, Germany.  He also holds the Chartered Financial Analyst designation.

Based on the foregoing considerations, NFA recommended to the Board that Brookfield be approved as subadviser to the Fund.

BOARD CONSIDERATIONS

At a Board meeting held in person on March 14, 2013, the Board, including the Trustees who are not considered to be “interested persons” under the Investment Company Act of 1940 (the “1940 Act”) (“Independent Trustees”), discussed and unanimously approved the termination of MSIM as subadviser to the Fund and the appointment of Brookfield as subadviser to the Fund.  The Trustees were provided with detailed materials relating to Brookfield in advance of and at the meeting.  The material factors and conclusions that formed the basis for the approval are discussed below.

The Nature, Extent, and Quality of the Services Provided by Brookfield as Subadviser.  The Board considered the information provided by NFA relating to Brookfield, including information relating to Brookfield's investment process and risk management.  The Board also examined and considered the experience of the investment personnel of Brookfield who would be managing the Fund.  The Board concluded that the nature and extent of services to be provided appeared to be consistent with the terms of the advisory agreement.

Investment Performance.  The Board evaluated the Fund’s investment performance and considered historical performance information of Brookfield in managing similar investment mandates.  The Board concluded that the prospects for satisfactory investment performance by the Fund, if Brookfield were appointed as subadviser, were reasonable.

Fee Levels.  The Board considered the Fund’s overall fee levels.  The Board noted that NFA and Brookfield agreed to a subadvisory fee schedule pursuant to which NFA would pay lower overall subadvisory fees to Brookfield than it had been paying to MSIM.  As a result of the new fee structure, NFA proposed to share with shareholders of the Fund the savings it will realize by voluntarily waiving for a period of time a portion of its advisory fee equal to 25% of the amount by which NFA will realize savings due to the new fee structure.  The Board concluded that the subadvisory fees to be paid to Brookfield appeared to be fair and reasonable in light of the information provided.

Economies of Scale.  The Fund’s advisory fee is not subject to any breakpoints, but the Fund’s advisory fee and total expenses are below the medians of its peers presented to the Board. The Board considered that NFA has implemented a voluntary fee waiver for the Fund.

Profitability; Fall-Out Benefits.  The Board determined to defer any review of the profitability of the subadvisory agreement to Brookfield until Brookfield had served in that capacity for a reasonable period of time.

Terms of the Subadvisory Agreement.  The non-compensatory terms of the subadvisory agreement are substantially similar in all material respects to the terms of the subadvisory agreements that the Trust currently has in place with other unaffiliated subadvisers.

Conclusion.  Based on the totality of multiple factors taken together the Board unanimously approved the subadvisory agreement.

THE SUBADVISORY AGREEMENT

The subadvisory agreement with Brookfield, dated April 1, 2013 (the “Agreement”), was approved by the Board on March 14, 2013.  In accordance with the Manager of Managers Order, the Agreement will not be submitted to the Fund’s shareholders for their approval.  The following is a brief summary of the material terms of the Agreement.

Term.  The Agreement, with respect to the Fund, has an initial term that expires on May 1, 2014 and continues for successive one-year terms thereafter as long as its continuance is approved by the Board or by a vote of a majority of outstanding shares of the Fund, provided that, in either case, the terms and the renewal have been approved by the vote of a majority of the Independent Trustees, cast in person, at a meeting called for the purpose of voting on such approval.  The Agreement can be terminated by NFA, the Trust on behalf of the Fund, or a majority of the outstanding voting securities of the Fund on not more than 60 days’ written notice, or by Brookfield on not less than 60 days’ written notice.  The Agreement terminates automatically if assigned by any party.

Fees.  Under the Agreement, the annual fee payable by NFA to Brookfield (as a percentage of the Fund’s average daily net assets) is set forth in the table attached as Exhibit A.  The overall advisory fees of the Fund would not increase under the Agreement from the overall advisory fees of the Fund under the previous subadvisory agreement with MSIM.

Duties.  Under the Agreement, NFA is responsible for assigning all or a portion of the Fund’s assets to Brookfield and for overseeing and reviewing the performance of Brookfield.  Brookfield is required to manage the Fund in accordance with the

Fund’s investment objective and policies, subject to the supervision of NFA and the Board.

Brokerage.  Under the Agreement, Brookfield is authorized to purchase and sell securities on behalf of the Fund through brokers or dealers Brookfield selects and to negotiate commissions to be paid on such transactions.  In doing so, Brookfield is required to use reasonable efforts to obtain the most favorable price and execution available but is permitted, subject to certain limitations, to pay brokerage commissions that are higher than what another broker might have charged in return for brokerage and research services.

Liability.  Under the Agreement, Brookfield and its affiliates and controlling persons cannot be held liable to NFA, the Trust, the Fund or the Fund’s shareholders in the absence of willful misfeasance, bad faith, gross negligence, or reckless disregard of its duties under the Agreement.

Indemnification.  Brookfield is required, under the Agreement, to indemnify NFA, the Trust, the Fund, and their respective affiliates and controlling persons for any liability or expenses sustained by them as a result of Brookfield’s willful misfeasance, bad faith, gross negligence, reckless disregard of its duties, or material violation of applicable law, as well as under certain other circumstances.  The Agreement also contains provisions pursuant to which NFA is required to indemnify Brookfield for any liability and expenses which may be sustained by Brookfield as a the result of NFA’s willful misfeasance, bad faith, gross negligence, reckless disregard of its duties, or violation of applicable law.

Regulatory Pronouncements.  The Agreement also includes provisions arising from regulatory changes.  These provisions include a requirement that Brookfield establish and maintain written proxy voting procedures in compliance with current applicable laws and regulations, including, but not limited to, Rule 30b1-4 under the 1940 Act.  Also, the provisions include language required by Rule 17a-10 under the 1940 Act that permits Brookfield to execute securities transactions under limited circumstances through broker-dealers deemed to be affiliated with the Fund, subject to certain prohibitions on consultations between Brookfield and other subadvisers to funds affiliated with the Fund.

Further Information.  The foregoing description of the Agreement is only a summary and is qualified in its entirety by reference to the text of the Agreement.  A copy of the Agreement is on file with the SEC and is available (i) in person at the SEC’s Public Reference Room in Washington, D.C. (upon payment of any applicable fees); (ii) by mail by sending your request to SEC Public Reference Section, 100 F Street, N.E., Washington, D.C. 20549-0102 (upon payment of any applicable fees); or (iii) at the SEC’s website – http://www.sec.gov – through the EDGAR system.

OTHER INFORMATION ABOUT BROOKFIELD

Brookfield is located at Brookfield Place, 250 Vesey Street, New York, New York 10281.  The following table sets forth the name and principal occupation of the principal executive officer and each director of Brookfield.  The address of each person listed below is Brookfield Place, 250 Vesey Street, New York, New York 10281-1023.

Name	Title
Kim G. Redding	Chief Executive Office, Co-Chief Investment Office, Board Director
Craig Noble	Co-Chief Investment Officer
Jonathan C. Tyras	Managing Director, Secretary, General Counsel and CFO
Seth A. Gelman	Director, Chief Compliance Officer
David Robert Martin	Vice President, Chief Financial Officer, and Treasurer

Brookfield Investment Management Inc. is organized as a Delaware corporation wholly-owned by Brookfield Asset Management Inc., a Canadian corporation.

MORE ABOUT FEES AND EXPENSES

The Fund pays NFA an investment advisory fee at an effective annual rate (as a percentage of the Fund’s average daily net assets) as set forth in the table attached as Exhibit B.

During the fiscal year ended December 31, 2012, the Fund paid the amount to NFA as set forth in the table attached as Exhibit C.

ADDITIONAL INFORMATION

NFA serves as the Fund’s investment adviser pursuant to an Investment Advisory Agreement that was last approved by the Board, including the Independent Trustees, on March 13, 2013.  The Investment Advisory Agreement was last approved by shareholders of the Fund on April 25, 2007.  The key features of the Investment Advisory Agreement are described below.

Advisory Services.  Under the Investment Advisory Agreement, NFA, subject to the supervision and direction of the Board:
(i) sets overall investment strategy for the Fund; (ii) has overall supervisory responsibility for the general management and investment of the Fund’s assets; (iii) determines the allocation of assets among one or more subadvisers, if any; and (iv) has full investment discretion to make all determinations with respect to the investment of a Fund’s assets not otherwise assigned to a subadviser.  With regard to subadvisers, NFA, subject to the supervision and direction of the Board: (i) researches and evaluates each subadviser, if any; (ii) performs initial due diligence on prospective subadvisers; (iii) monitors each subadviser’s ongoing performance; (iv) communicates performance expectations and evaluations to each subadviser; and (v) recommends to the Board whether a subadviser’s contract should be renewed, modified or terminated.  NFA also is responsible for recommending changes or additions to the subadvisers and is responsible for compensating each subadviser.  Finally, NFA is responsible for providing periodic reports to the Board concerning the Fund’s business and investments as the Board requests.

Continuance.  The Investment Advisory Agreement may be continued from year to year by a majority vote of the Board or by a vote of a majority of outstanding shares of the Fund, provided that, in either case, the terms and the renewal have been approved by the vote of a majority of the Independent Trustees, cast in person, at a meeting called for the purpose of voting on such approval.

Termination.  The Investment Advisory Agreement provides that it may be terminated, without the payment of any penalty by vote of a majority of the Trustees of the Trust or by vote of a majority of the outstanding voting securities of the Fund, or by NFA, in each case, upon not more than 60 days’ written notice to the other party.  The Investment Advisory Agreement also provides that it will automatically and immediately terminate in the event of its assignment.

As of May 31, 2013, the Fund had issued outstanding shares in the amounts as set forth in the table attached as Exhibit D.

As of May 31, 2013, to the Trust’s knowledge, no person, except as set forth in the table at Exhibit E, had or shared voting or investment power over more than 5% of the outstanding shares of any class of the Fund.

As of May 31, 2013, the Executive Officers and Trustees of the Trust as a group owned less than 1% of the outstanding shares of any class of the Fund.

Although Contract Owners are not being asked to vote on the approval of Brookfield as subadviser to the Fund, the Trust is required by the rules of the SEC to summarize the voting rights of Contract Owners.  Whenever a matter affecting the Fund requires shareholder approval, a shareholder meeting generally will be held and a proxy statement and proxy/voting instruction forms will be sent to the Fund’s shareholders and to Contract Owners who have selected the Fund as an underlying mutual fund option.  Shares of the Fund are available exclusively as a pooled funding vehicle for variable contracts offered by the separate accounts, or sub-accounts thereof, of certain life insurance companies (“Participating Insurance Companies”).  The Participating Insurance Companies own shares of the Fund as depositors for the Contract Owners.  Thus, individual Contract Owners do not vote on such matters directly because they are not shareholders of the Fund.  Rather, the Participating Insurance Companies and their separate accounts are shareholders and will then vote the shares of the Fund attributable to the Contract Owners in accordance with Contract Owners’ voting instructions.  If voting instructions are not received, the separate accounts will vote the shares of a Fund for which voting instructions have not been received in proportion (for, against, or abstain) to those for which timely voting instructions have been received.  As a result, those Contract Owners that choose to vote, as compared with their actual percentage of ownership of the Fund, may control the outcome of the vote.  Each share of the Fund is entitled to one vote, and each fraction of a share is entitled to a proportionate fractional vote.  Contract Owners will also be permitted to revoke previously submitted voting instructions in accordance with instructions contained in the proxy statement sent to the Fund’s shareholders and to Contract Owners.

The foregoing description of Contract Owner voting rights with respect to the Fund is only a brief summary of these rights.  Whenever shareholder approval of a matter affecting the Fund is required, the proxy statement sent to shareholders and to Contract Owners will fully describe the voting rights of Contract Owners and the voting procedures that will be followed at the shareholder meeting.

Currently, Nationwide Fund Distributors LLC (“NFD”), an affiliate of NFA, acts as the Trust’s principal underwriter.  Under the terms of a Joint Fund Administration and Transfer Agency Agreement, Nationwide Fund Management LLC (“NFM”), an indirect wholly owned subsidiary of Nationwide Financial Services, Inc. (“Nationwide Financial”), provides various administrative and accounting services, including daily valuation of the Fund’s shares, preparation of financial statements, tax returns, and regulatory reports, and presentation of quarterly reports to the Board of Trustees.  NFM also serves as transfer agent and dividend disbursing agent for the Fund.  The address for NFA, NFD and NFM is 1000 Continental Drive, Suite 400, King of Prussia, Pennsylvania 19406.

NFA is a wholly owned subsidiary of Nationwide Financial, a holding company which is a direct wholly owned subsidiary of Nationwide Corporation.  All of the common stock of Nationwide Corporation is held by Nationwide Mutual Insurance Company (95.2%) and Nationwide Mutual Fire Insurance Company (4.8%), each of which is a mutual company owned by its policyholders.  The address for each of Nationwide Financial, Nationwide Corporation, Nationwide Mutual Insurance Company and Nationwide Mutual Fire Insurance Company is One Nationwide Plaza, Columbus, Ohio 43215.

No Officer or Trustee of the Trust is an officer, employee, or director of Brookfield, nor do any such Officers or Trustees own securities issued by Brookfield or have any other material direct or indirect interest in Brookfield.

The Trust will furnish without charge a copy of the Trust’s most recent Annual Report to shareholders and Semiannual Report to shareholders succeeding the Annual Report, if any, upon request.  This request may be made either by writing to the Trust at the address contained on the first page of this Information Statement or by calling toll-free (800) 848-6331.  The Annual Report and the Semiannual Report will be mailed to you by first-class mail within three business days of receipt of your request.

By Order of the Board of Trustees of Nationwide Variable Insurance Trust,

/s/Eric E. Miller
Eric E. Miller, Secretary

June 12, 2013

EXHIBIT A

SUBADVISORY FEES

The annual fee payable by NFA to Brookfield (as a percentage of the Fund’s average daily net assets under Brookfield’s management) is set forth in the following table.

Fund	Subadvisory Fees
NVIT Real Estate Fund	0.47% on Subadviser Assets up to $50 million; 0.45% on Subadviser Assets from $50 million to $100 million; and 0.37% on Subadviser Assets of $100 million or more.

A-1

EXHIBIT B

INVESTMENT ADVISORY FEES

The Fund pays NFA an investment advisory fee at an effective annual rate (as a percentage of the Fund’s average daily net assets) as set forth in the following table.

Fund	Advisory Fees
NVIT Real Estate Fund	0.70%

B-1

EXHIBIT C

INVESTMENT ADVISORY FEES PAID TO NFA

The chart below sets forth the investment advisory fees paid by the Fund to NFA for the fiscal year ended
December 31, 2012.  The amount indicated is net of waivers and reimbursements.

Fund	Advisory Fees
NVIT Real Estate Fund	$2,076,995

C-1

EXHIBIT D

As of May 31, 2013, the Fund had issued outstanding shares in the amount set forth in the table below.

Fund	Number of Shares Outstanding
NVIT Real Estate Fund Class Y	Class Y inactive, not seeded
NVIT Real Estate Fund Class I	21,962,655.208
NVIT Real Estate Fund Class II	8,093,254.237

D-1

EXHIBIT E

As of May 31, 2013, to the Trust’s knowledge, no person, except as set forth in the table below, had or shared voting or investment power over more than 5% of the outstanding shares of any class (collectively, the “shares”) of the Fund:

Name and Address of Shareholder	Number of Shares Beneficially Owned	Percentage of the Class Held by the Shareholder
NVIT Real Estate Fund Class I
NATIONWIDE LIFE INSURANCE COMPANY NWVA9 C/O IPO Portfolio Accounting PO Box 182029 Columbus, OH 43218-2029	9,189,430.261	42%
NATIONWIDE LIFE INSURANCE COMPANY NWVAII C/O IPO Portfolio Accounting PO Box 182029 Columbus, OH 43218-2029	6,400,771.179	29%
NATIONWIDE LIFE INSURANCE COMPANY NWVLI4 C/O IPO Portfolio Accounting PO Box 182029 Columbus, OH 43218-2029	3,298,257.954	15%

NVIT Real Estate Fund Class II

NATIONWIDE LIFE INSURANCE COMPANY NWVAII C/O IPO Portfolio Accounting PO Box 182029 Columbus, OH 43218-2029	7,936,524.210	98%

D-1

NATIONWIDE VARIABLE INSURANCE TRUST
1000 Continental Drive, Suite 400
King of Prussia, Pennsylvania, 19406
(800) 848-6331

NVIT Real Estate Fund

NOTICE OF INTERNET AVAILABILITY OF INFORMATION STATEMENT

This communication presents only an overview of the more complete information statement that is available to you on the internet relating to the NVIT Real Estate Fund (the “Fund”) of Nationwide Variable Insurance Trust (the “Trust”).  We encourage you to access and review all of the important information contained in the information statement.

The following material is available for view: Information Statement

The Information Statement details a recent subadviser change relating to the Fund. Specifically, the Board of Trustees of the Trust (the “Board”) has approved the selection of Brookfield Investment Management (“Brookfield”) to serve a as a new subadviser to a portion of the Fund.  At the same time, the Board approved the termination of Morgan Stanley Investment Management Inc. (“MSIM”) as subadviser to the Fund. These changes became effective on April 1, 2013.  The Trust has received an exemptive order from the U.S. Securities and Exchange Commission (“SEC”) that allows certain subadviser changes to be made without shareholder approval (the “Manager of Managers Order”). The Manager of Managers Order instead requires that the Information Statement be sent to you. Additionally, the Trust has received interpretive guidance from the staff of the SEC’s Division of Investment Management allowing the Trust, in lieu of physical delivery of the Information Statement, to make the Information Statement available to you online.

The full information statement will be available on the Funds’ website at http://www.nationwide.com/mutualfundsshareholdernews until September 30, 2013.  A paper or email copy of the full Information Statement may be obtained, without charge, by contacting the Funds at (855) 325-6669.

If you want to receive a paper or e-mail copy of the above listed document, you must request one.  There is no charge to you for requesting a copy.